EXHIBIT 12

                            GENERAL ELECTRIC COMPANY
                       RATIO OF EARNINGS TO FIXED CHARGES


(DOLLARS IN MILLIONS)                                                          Year ended December 31
                                                             ---------------------------------------------------------
                                                                  1993        1994        1995        1996       1997
                                                                  ----        ----        ----        ----       ----
GE EXCEPT GECS
Earnings <F1>                                                 $  5,511    $  7,828    $  8,696    $  9,677    $ 10,132
Less:  Equity in undistributed earnings of General Electric
       Capital Services, Inc. <F2>                                (957)     (1,181)     (1,324)     (1,836)     (1,597)
Plus:  Interest and other financial
       charges included in expense                                 525         410         649         595         797
       One-third of rental expense  <F3>                           212         171         174         171         179
                                                              --------    --------    --------    --------    --------
Adjusted "earnings"                                           $  5,291    $  7,228    $  8,195    $  8,607    $  9,511
                                                              ========    ========    ========    ========    ========
Fixed Charges:
  Interest and other financial charges                        $    525    $    410    $    649    $    595    $    797
  Interest capitalized                                              21          21          13          19          31
  One-third of rental expense <F3>                                 212         171         174         171         179
                                                              --------    --------    --------    --------    --------
Total fixed charges                                           $    758    $    602    $    836    $    785    $  1,007
                                                              ========    ========    ========    ========    ========
Ratio of earnings to fixed charges                                6.98       12.01        9.80       10.96        9.44
                                                              ========    ========    ========    ========    ========
GENERAL ELECTRIC COMPANY AND CONSOLIDATED AFFILIATES
Earnings <F1>                                                 $  6,287    $  8,831    $  9,941    $ 11,075    $ 11,419
Plus:  Interest and other financial charges
       included in expense                                       4,096       4,994       7,336       7,939       8,445
       One-third of rental expense <F3>                            349         327         349         353         423
                                                              --------    --------    --------    --------    --------
Adjusted "earnings"                                           $ 10,732    $ 14,152    $ 17,626    $ 19,367    $ 20,287
                                                              ========    ========    ========    ========    ========
Fixed Charges:
  Interest and other financial charges                        $  4,096    $  4,994    $  7,336    $  7,939    $  8,445
  Interest capitalized                                              26          30          34          60          83
  One-third of rental expense <F3>                                 349         327         349         353         423
                                                              --------    --------    --------    --------    --------
Total fixed charges                                           $  4,471    $  5,351    $  7,719    $  8,352    $  8,951
                                                              ========    ========    ========    ========    ========
Ratio of earnings to fixed charges                                2.40        2.64        2.28        2.32        2.27
                                                              ========    ========    ========    ========    ========

<F1> Earnings before income taxes and minority interest.  For 1993, earnings are before cumulative effect of a change in accounting principle.
<F2> Earnings after income taxes, net of dividends.
<F3> Considered to be representative of interest factor in rental expense.